QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Registered Independent Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc. of our report dated January 27, 2004, except for Note 20, as to which the date is February 13, 2004, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
July 22, 2004

QuickLinks

  EXHIBIT 23.1
Consent of Registered Independent Public Accounting Firm